UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2008
SANGAMO BIOSCIENCES, INC.

(Exact name of registrant specified in its charter)

Delaware	000-30171	68-0359556

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Canal Blvd, Suite A100, Richmond, California	94804

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (510) 970-6000

(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 27, 2008, Sangamo BioSciences, Inc. (“Sangamo”) entered into a Second Research and License Agreement (the “Second License Agreement”) with Genentech, Inc. (“Genentech”), pursuant to which Sangamo will provide Genentech with access to certain aspects of Sangamo’s proprietary zinc-finger nuclease (“ZFN”) technology for use in mammalian cell-based protein pharmaceutical production. The Second License Agreement expands the relationship established in the Research and License Agreement between Sangamo and Genentech, dated April 27, 2007 (the “First License Agreement”), by increasing the number of potential targets against which Genentech may use or apply Sangamo’s ZFN technology. For more information about the First License Agreement, see the Current Report on Form 8-K filed by Sangamo on April 30, 2007 and a copy of such agreement attached as Exhibit 10.1 to the Quarter Report on Form 10-Q for the fiscal quarter ended June 30, 2007.
     Under the Second License Agreement, Genentech has the right during a certain period of time to specify one or more desired targeted modifications to the genome of Genentech cell lines, and Sangamo will provide Genentech with ZFNs capable of making such targeted modifications and/or modified cell lines resulting from the use of these ZFNs. Sangamo will provide technical support to Genentech with respect to the use of the transferred ZFN technology. Genentech may use the ZFNs and/or ZFN-modified cell lines provided by Sangamo for protein pharmaceutical production purposes. In addition, Genentech has the right to generate the same targeted modifications in the Genentech cell lines using either Sangamo’s ZFN technology or any other technology that is covered by Sangamo’s intellectual property rights, which modified cell lines may be used for protein production purposes.
     In consideration for the rights and licenses granted to Genentech under the Second License Agreement, as well as Sangamo’s development efforts, Genentech will pay Sangamo an upfront fee, ongoing technology access fees for each targeted modification, and certain payments upon achievement of specified milestones relating to the construction and delivery of ZFNs and the clinical development and commercialization of products manufactured using a modified cell line resulting from the use of ZFN technology or other technology covered by Sangamo’s intellectual property rights.
     In addition, pursuant to a License Agreement between Sangamo and Sigma-Aldrich Corporation (“Sigma”), effective as of July 10, 2007, (the “License Agreement”), Sigma has the exclusive right to offer certain services to Genentech involving Sangamo’s ZFN technology that are covered under the Second License Agreement. Notwithstanding such exclusive right, Sigma has agreed to permit Sangamo to directly offer the ZFN-related services to Genentech under the Second License Agreement, and in exchange will receive a share of certain payments made to Sangamo under the Second License Agreement.
Item 7.01 Regulation FD Disclosure
     On February 27, 2008, Sangamo issued a press release announcing the transaction described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following document is filed as exhibit to this report:

99.1	Press Release of Sangamo Biosciences, Inc., dated February 27, 2008